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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                            Securities Exchange Act

       Date of Report (Date of earliest event reported):December 7, 2000

                   Burlington Northern Santa Fe Corporation
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

       1-11535                                    41-1804964
(Commission File Number)                       (I.R.S. Employer
                                              Identification No.)

              2650 Lou Menk Drive, Fort Worth, Texas  76131-2830
              (Address of Principal Executive Offices) (Zip Code)

                                (817) 352-6856
             (Registrant's Telephone Number, Including Area Code)

                               (Not Applicable)
         (Former Name or Former Address, If Changed Since Last Report)
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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

         On December 7, 2000, the Board of Directors of Burlington Northern Santa Fe Corporation, a Delaware corporation (the "Company"), voted to redeem all of the Company's outstanding rights to purchase Series B Junior Participating Preferred Stock of the Company (the "Rights") previously issued pursuant to the Rights Agreement, dated as of December 18, 1999, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). Pursuant to the Rights Agreement, immediately upon such action by the Board of Directors, the right of the holders to exercise the Rights terminated and the only remaining right of the holders with respect to the Rights is the right to receive the redemption price of $0.01 per Right (the "Redemption Payment").

         The Redemption Payment is payable in cash on April 2, 2001 to the persons who are holders of record of the Rights as of the close of business on March 12, 2001. The Rights are represented by the certificates for Common Stock, par value $0.01 per share, of the Company ("Common Stock") and do not trade separately from the Common Stock.

         The preceding is qualified in its entirety by reference to the Company's press release and the Notice of Redemption of Preferred Stock Purchase Rights, copies of which are attached hereto as Exhibits 99.1 and 99.2, and which are incorporated herein by reference.

         On December 7, 2000, the Company also announced that Matthew K. Rose was elected as President and Chief Executive Officer and that Robert D. Krebs remains the Chairman of the Board of Directors as announced in the press release attached as Exhibit 99.3.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99.1 Text of Press Release, dated as of December 7, 2000, issued by the Company.

              99.2 Notice of Redemption of Preferred Stock Purchase Rights, dated as of December 11, 2000.

              99.3 Text of Press Release, dated as of December 7, 2000, issued by the Company.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BURLINGTON NORTHERN SANTA FE
                                   CORPORATION
                                   (Registrant)

Date: December 7, 2000             By:  /s/ Jeffrey R. Moreland
                                      -------------------------
                                      (Signature)
                                      Jeffrey R. Moreland
                                      Senior Vice President-Law and
                                      Chief of Staff